Exhibit 99.2

NEWS

FOR IMMEDIATE RELEASE

Contacts:

Maryellen Thielen	Robert Block
Media Relations	Investor Relations
(847) 402-5600	(847) 402-2800

Allstate Announces Offers to Purchase Debt Securities

NORTHBROOK, Ill., May 22, 2013 – The Allstate Corporation (NYSE: ALL) today commenced tender offers for certain of its outstanding debt securities as part of the company’s recently announced proactive capital management plan. This plan includes cash tenders and proposed new issuances of preferred stock, subordinated ‘hybrid’ debt and senior debt, and is intended to enhance the company’s strategic and capital flexibility.

The cash tender is offered on the following notes:

Title of Notes	Principal Amount Outstanding

7.450% Senior Notes, Series B due 2019	$700 million
6.75% Senior Debentures due 2018	$250 million
6.90% Senior Debentures due 2038	$250 million
6.125% Senior Notes due 2032	$250 million
5.95% Senior Notes due 2036	$650 million
5.55% Senior Notes due 2035	$800 million
5.350% Senior Notes due 2033	$400 million
5.200% Senior Notes due 2042	$500 million

Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067	$500 million

Allstate’s tender offers comprise:

•                 an offer (the “First Tranche Waterfall Offer”) to purchase up to $400 million (subject to increase, the “First Tranche Waterfall Tender Cap”) aggregate principal amount of the First Tranche Waterfall Notes set forth in the table below, each at a price determined by reference to a fixed spread above the bid-side yield on the applicable reference security and accepted in accordance with the acceptance priority level set forth in the following table;

•                 an offer (the “Second Tranche Waterfall Offer”) to purchase up to $1.1 billion (subject to increase, the “Second Tranche Waterfall Tender Cap”) aggregate principal amount of the Second Tranche Waterfall Notes set forth in the table below, each at a price determined by reference to a fixed spread above the bid-side yield on the applicable reference security and accepted in accordance with the acceptance priority level set forth in the following table; and

•                 an offer (the “Any and All Offer”) to purchase any and all of the Hybrid Notes at a price determined by reference to a fixed spread above the bid-side yield on the applicable reference security as set forth in the following table.

Title of Notes	CUSIP Numbers	Acceptance Priority Level	Principal Amount Outstanding	Early Tender Payment (1)	Fixed Spread (bps) (1) (2)	Reference U.S. Treasury Security	Bloomberg Reference Page
Waterfall Offers
First Tranche Waterfall Notes
7.450% Senior Notes, Series B due 2019	020002AX9	1	$700 million	$30	75	0.625% due April 30, 2018	PX1
6.75% Senior Debentures due 2018	020002AH4	2	$250 million	$30	40	0.625% due April 30, 2018	PX1
Second Tranche Waterfall Notes
6.90% Senior Debentures due 2038	020002AJ0	1	$250 million	$30	85	3.125% due February 15, 2043	PX1
6.125% Senior Notes due 2032	020002AP6	2	$250 million	$30	70	3.125% due February 15, 2043	PX1
5.95% Senior Notes due 2036	020002AT8	3	$650 million	$30	70	3.125% due February 15, 2043	PX1
5.55% Senior Notes due 2035	020002AS0	4	$800 million	$30	70	3.125% due February 15, 2043	PX1
5.350% Senior Notes due 2033	020002AQ4	5	$400 million	$30	70	3.125% due February 15, 2043	PX1
5.200% Senior Notes due 2042	020002AY7	6	$500 million	$30	85	3.125% due February 15, 2043	PX1

Any and All Offer
Hybrid Notes
Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067(3)	020002AV3	N/A	$500 million	$30	205	0.625% due April 30, 2018	PX1

(1)   Per $1,000 principal amount of Notes accepted for purchase.  We will also pay accrued and unpaid interest to, but not including, the applicable Settlement Date (defined below).

(2)   Includes the applicable Early Tender Payment.

(3)   Call date May 15, 2017

The terms and conditions of the First Tranche Waterfall Offer, Second Tranche Waterfall Offer and Any and All Offer (collectively the “Offers”) are described in the offer to purchase dated May 22, 2013 (the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”).

Each Offer is also subject to the satisfaction or waiver of certain other conditions specified in the Offer to Purchase, including consummation of an offering of securities in an amount and on terms reasonably satisfactory to Allstate. No Offer is conditioned on the tender of any minimum principal amount of Notes or the completion of any of the Offers.

The Offers will expire at 11:59 p.m., New York City time, on June 19, 2013, unless extended or earlier terminated by Allstate (such date and time with respect to an Offer, as the same may be extended or earlier terminated, the “Expiration Time”). Holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on June 5, 2013, unless extended by Allstate (such date and time with respect to an Offer, as the same may be extended, the “Early Tender Time”) in order to be eligible to receive the applicable Full Tender Offer Consideration, which includes the applicable Tender Offer Consideration and the Early Tender Payment set forth in the table above (the “Early Tender Payment”). Holders that validly tender their Notes after the applicable Early Tender Time and at or prior to the applicable Expiration Time for an Offer will not be eligible to receive the Early Tender Payment and will only be eligible to receive the applicable Tender Offer Consideration. The Price Determination Time will be 2:00 p.m., New York City time, on June 6, 2013, unless extended by Allstate. In each case, Holders that validly tender Notes that are accepted for purchase by Allstate will receive accrued and unpaid interest from, and including, the most recent previous interest payment date on those Notes to, but not including, the applicable Settlement Date for such Notes, in each case rounded to the nearest cent (“Accrued Interest”). Notes validly tendered may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on June 5, 2013, unless extended by Allstate (such date and time with respect to an Offer, as the same may be extended, the “Withdrawal Deadline”), but not thereafter.

Acceptance of Notes with respect to each First Tranche Waterfall Offer and Second Tranche Waterfall Offer is subject to proration if such Offer is oversubscribed. If any Notes are purchased in an Offer, Notes tendered at or prior to the applicable Early Tender Time will be accepted for purchase in priority to other Notes tendered in the same Offer after the applicable Early Tender Time. Accordingly, if the First Tranche Waterfall Tender Cap or Second Tranche Waterfall Tender Cap is reached in respect of tenders made at or prior to the applicable Early Tender Time, no First

Tranche Waterfall Notes or Second Tranche Waterfall Notes, respectively, that are tendered after the applicable Early Tender Time will be accepted for purchase.

Following the applicable Early Tender Time and prior to the applicable Expiration Time, Allstate may, but is not obligated, with respect to any Offer, elect to accept the Notes validly tendered at or prior to the applicable Early Tender Time, provided that all conditions to such Offer have been satisfied or waived by Allstate and settle such Notes at such time or promptly thereafter (such date of settlement with respect to an Offer, the “Early Settlement Date”). The “Final Settlement Date” with respect to an Offer is the date that Allstate settles all Notes not previously settled on the applicable Early Settlement Date, if any, and Allstate expects such date to be one business day following the applicable Expiration Time. The Early Settlement Date is expected to be on June 13, 2013, and the Final Settlement Date is expected to be on June 20, 2013, in each case subject to change without notice. Allstate refers to each of the Early Settlement Date and the Final Settlement Date as a “Settlement Date.”

Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as dealer managers for the Offers. For additional information regarding the terms of the Offers, please contact: Credit Suisse Securities (USA) LLC at 800-820-1653 (toll-free) or 212-538-2147 (collect) or Goldman, Sachs & Co at 800-828-3182 (toll-free) or 212-357-0215 (collect). Requests for the Offer Documents may be directed to Global Bondholder Services Corporation, which is acting as the Tender Agent and Information Agent for the Offers, at 212-430-3774 or 866-795-2200 (toll-free).

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES.  THE OFFERS TO PURCHASE ARE BEING MADE SOLELY PURSUANT TO THE OFFER DOCUMENTS, WHICH SET FORTH THE COMPLETE TERMS OF THE OFFERS THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

ALLSTATE HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS ALLSTATE HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT ALLSTATE AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, ALLSTATE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU CALL 1-800-416-8803 TOLL-FREE TO REQUEST IT.

The Allstate Corporation (NYSE: ALL) is the nation’s largest publicly held personal lines insurer, serving approximately 16 million households through its Allstate, Encompass, Esurance and Answer Financial brand names and Allstate Financial business segment. Allstate branded insurance products (auto, home, life and retirement) and services are offered through Allstate agencies, independent agencies, and Allstate exclusive financial representatives, as well as via www.allstate.com, www.allstate.com/financial and 1-800 Allstate®, and are widely known through the slogan “You’re In Good Hands With Allstate®.”

SAFE HARBOR STATEMENT

This news release may include statements that constitute “forward-looking statements” that anticipate results based on our estimates, assumptions, and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform

Act of 1995.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our capital management plan. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those described under the heading “Risk Factors” in Part I, Item 1A of the 2012 Form 10-K, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. Investors should carefully review such cautionary statements, as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends.

Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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